LOAN MODIFICATION AGREEMENT

        THIS LOAN MODIFICATION AGREEMENT (this “Modification”) is entered into effective June 19, 2020 (the “Effective Date”), by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").

        WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective April 28, 2017 (as heretofore amended, the “Loan Agreement”) respecting a construction loan in the maximum principal amount of $26,310,482.00 for Borrower’s Project known as “Lantana Place” in Travis County, Texas as therein described; and

        WHEREAS, the Loan is evidenced by a Promissory Note dated April 28, 2017 (the “Note”) in the maximum principal amount of $26,310,482.00; and

        WHEREAS, Borrower and Lender now desire to amend the Loan Agreement and the Note as hereinafter set forth.

        NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1. Debt Service Coverage Ratio. Effective as of the Effective Date, the references in Section 11(a) and (b) to the date December 31, 2019 is hereby amended to be December 31, 2020 and the definition of DSC Period as set forth in Section 11(d) of the Loan Agreement is hereby amended and restated as follows:

        “DSC Period: The first DSC Period shall be the three month period ending on December 31, 2020; the next DSC Period shall be the six month period ending on March 31, 2021; the next DSC Period shall be the nine month period ending on June 30, 2021; the next DSC Period shall be the twelve month period ending on September 30, 2021; and thereafter the DSC Period shall be each trailing twelve (12) consecutive calendar month period ending on March 31, June 30, September 30 and December 31, respectively, of each calendar year.”

2. Replacement of LIBOR Rate. The Note is hereby amended to include the following additional provisions:

(a) LIBOR Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Lender may amend this Note to change the Floating Rate Index from the One Month London Interbank Offered Rate to a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after Lender has provided such proposed amendment to Maker without any further action or consent of Maker.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Lender will have the right to amend this Note to make technical, administrative or operational changes (including changes to definitions, timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note).
(c) Until Benchmark Replacement is Selected. Commencing on the occurrence of a LIBOR Transition Event, until the Benchmark Replacement has been selected in the manner described herein, the Stated Rate shall be the greater of (i) a fluctuating rate of interest equal to the US Prime Rate as published from time to time in the “Borrowing Benchmarks-Money Rates” section of the Southwest edition of the Wall Street Journal (or a comparable rate selected by Lender if The Wall Street Journal ceases to publish such rate) plus zero percent (0%), or (ii) 3.0% per annum.

(d) Definitions. As used herein:
“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate (which may include the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Government Body), plus (b) a spread adjustment (which may be a positive or negative value or zero), in each case reasonably selected by Lender after giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Government Body, and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated or bilateral credit facilities; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Note.
        “LIBOR Transition Event” means any of the following: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative; or (d)(i) a determination by Lender that at least ten (10) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, a new benchmark interest rate to replace LIBOR, and (ii) Lender has notified Maker in writing that Lender elects to amend this Note as provided herein.
        “Relevant Government Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
        “SOFR” with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's website.
5. Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Modification.
6. Representations. Borrower represents and warrants to Lender that each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Modification, as if made on the date of this Modification, except for any representations that are specifically limited to a specified date or time period prior to the date of this Modification.
7. No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as amended hereby, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.
8. Ratification. Borrower hereby (i) ratifies, adopts and reaffirms each of the terms and provisions of the Loan Agreement, the Note, and the other documents evidencing or securing payment of the Loan, subject only to the modifications contained herein; (ii) agrees that no provisions of the documents evidencing or securing payment of the Loan have been waived except as expressly provided herein; and (iii) waives and releases any defenses to enforcement of the documents evidencing or securing payment of the Loan. In the event of any conflict between the terms of this Modification and terms of the other documents evidencing or securing payment of the Loan, this Modification shall govern and control.
9. Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Modification.

10. Counterparts and Signatures. This Modification may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

11. Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Loan Modification Agreement to be duly executed as of the month, day and year first stated above.

LENDER:
SOUTHSIDE BANK

By: /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:
LANTANA PLACE, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

APPROVAL OF GUARANTOR

The undersigned Guarantor hereby consents to the foregoing Loan Modification Agreement and ratifies and affirms its written guarantee of payment of the Note as modified and amended.

GUARANTOR:
STRATUS PROPERTIES INC., a Delaware corporation

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

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